PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             BIG ENTERTAINMENT, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                   REGISTRANT
                    -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule  14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)     Title of each class of securities to which transaction applies:
        ......................................................................
        2)     Aggregate number of securities to which transaction applies:
        .......................................................................
        3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was
               determined.)
        .......................................................................
        4)     Proposed maximum aggregate value of transaction:
        .......................................................................
        5)     Total fee paid:
        .......................................................................
        [ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:
        .....................................................
        2)     Form, Schedule or Registration Statement No.:
        .....................................................
        3)     Filing Party:
        .....................................................
        4)     Date Filed:
        .....................................................

                             BIG ENTERTAINMENT, INC.
                        2255 GLADES ROAD, SUITE 237 WEST
                            BOCA RATON, FLORIDA 33431

              ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 23, 1996
              -----------------------------------------------------

       To the Shareholders of Big Entertainment, Inc.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Big Entertainment, Inc., a Florida corporation (the "Company"), will be held on Friday, August 23, 1996, at 2:00 p.m., at 2255 Glades Road, Suite 228, Boca Raton, Florida 33431, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

       1. To elect nine directors of Directors of the Company for the ensuing year;

       2. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of shares of the Company's authorized Common Stock from 11,000,000 to 25,000,000;

       3. To consider and vote upon a proposal to approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from an aggregate of 350,000 shares to an aggregate of 1,000,000 shares;

       4. To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending
              December 31, 1996; and

       5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

       The Board of Directors has fixed the close of business on July 8, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A form of proxy and a copy of the Company's Annual Report to Shareholders for the year ended December 31, 1995, are enclosed.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Laurie S. Silvers, Secretary

Boca Raton, Florida
July 15, 1996

       IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                             BIG ENTERTAINMENT, INC.
                        2255 GLADES ROAD, SUITE 237 WEST
                            BOCA RATON, FLORIDA 33431

                          ----------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 23, 1996
                          ----------------------------

        The enclosed proxy is solicited by the Board of Directors of Big Entertainment, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on August 23, 1996, beginning at 2:00 p.m., at 2255 Glades Road, Suite 228, Boca Raton, Florida 33431, and at any adjournments or postponements thereof (the "Annual Meeting"). The approximate date on which this Proxy Statement and the enclosed proxy are being mailed to shareholders is July 15, 1996. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. Proxies will be voted as marked. If no space is marked, proxies will be voted by the persons therein named at the meeting: (i) for the election of the directors recommended by the Company; (ii) in favor of the proposal to approve the amendment to the Company's Articles of Incorporation; (iii) in favor of the proposal to approve the amendment to the Company's 1993 Stock Option Plan (the "1993 Plan"); (iv) in favor of the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending on December 31, 1996; and (v) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

       The cost of the Board of Directors' proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, all without extra compensation.

       At the record date for the Annual Meeting, the close of business on July 8, 1996 (the "Record Date"), the Company had outstanding 6,085,725 shares of common stock, $.01 par value per share (the "Common Stock"), and 192,000 shares of Series A Variable Rate Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock") (the Common Stock and the Series A Preferred Stock are hereinafter collectively referred to as the "Shares"). Each Share entitles the holder thereof to one vote on each matter submitted to a vote of shareholders and the Shares vote together as a single class. Only holders of the Shares on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. The attendance, in person or by proxy, of the holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. If less than a majority of the outstanding Shares entitled to vote are represented at the Annual Meeting, a majority of the Shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before any adjournment is taken. Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Annual Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of directors, will require an affirmative vote of the holders of a majority of the Shares voting in person or by proxy at the Annual Meeting.

      Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of Shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as Shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

       A broker or nominee holding Shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's Shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such Shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.


       A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER- DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                          BENEFICIAL SECURITY OWNERSHIP

       The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each of the shareholders of the Company who owns more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Named Executive Officers (as hereinafter defined) and
(iv) all directors, director nominees and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that all beneficial owners named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

=====================================================================================================
                                                       NUMBER OF               PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL                          SHARES                  BENEFICIAL
OWNER(1)                                             BENEFICIALLY                OWNERSHIP
                                                         OWNED
- -----------------------------------------------------------------------------------------------------
Mitchell Rubenstein(2)                                 1,742,955                   28.5%
- -----------------------------------------------------------------------------------------------------
Laurie S. Silvers(2)                                   1,742,955                   28.5%
- -----------------------------------------------------------------------------------------------------
Asbury Park Press, Inc.(3)                              758,229                    12.3%
- -----------------------------------------------------------------------------------------------------
Tekno Simon, LLC(4)                                     355,912                     5.7%
- -----------------------------------------------------------------------------------------------------
Dr. Martin H. Greenberg(5)                              254,062                     4.2%
- -----------------------------------------------------------------------------------------------------
Harry T. Hoffman(6)                                      3,125                       *
- -----------------------------------------------------------------------------------------------------
Dr. Lawrence Gould(6)                                    3,125                       *
- -----------------------------------------------------------------------------------------------------
Jules L. Plangere, Jr.(7)(8)                             7,517                       *
- -----------------------------------------------------------------------------------------------------
E. Donald Lass(7)(8)                                     7,517                       *
- -----------------------------------------------------------------------------------------------------
Deborah J. Simon(9)                                      4,166                       *
- -----------------------------------------------------------------------------------------------------
John W. Waller, III                                          0                       *
- -----------------------------------------------------------------------------------------------------
All directors, director                               2,022,467                    32.8%
nominees and executive
officers of the Company as a
group (nine persons)(7)(10)
=====================================================================================================

       *      Less than 1%
       (1) Except as noted in this footnote, the address of each beneficial owner is c/o the Company, 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431. The business address of Asbury Park Press is 3601 Highway 66, Neptune, New Jersey 07754 and the business address of Tekno Simon, LLC is 115 W. Washington Street, Indianapolis, Indiana 46204.
       (2) All of such shares owned by Mr. Rubenstein and Ms. Silvers are held by them as tenants by the entirety. Includes 36,250 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the date of this Proxy Statement.
       (3) Includes 100,000 shares of Common Stock issuable pursuant to currently exercisable stock options.

       (4) Includes 192,000 shares of Series A Preferred Stock. The Series A Preferred Stock votes together with the Common Stock as a single class (except as required by law), with the Series A Preferred Stock having one vote per share.
       (5) Includes (i) 91,667 shares of Common Stock owned by Dr. Greenberg's spouse and (ii) 24,028 shares of Common Stock issuable pursuant to currently exercisable stock options.
       (6) Represents shares of Common Stock issuable pursuant to currently exercisable stock options.
       (7) Does not include 758,229 shares of Common Stock beneficially owned by Asbury Park Press, of which Messrs. Plangere and Lass are directors and executive officers, with respect to which shares Messrs. Plangere and Lass disclaim beneficial ownership.
       (8) Includes shares of Common Stock issuable pursuant to currently exercisable stock options held by each of Messrs. Plangere and Lass.
       (9) Includes 4,166 shares of Common Stock issuable pursuant to stock options which become exercisable within 60 days of the date of this Proxy Statement. Does not include the shares of Common Stock and Series A Preferred Stock owned by Tekno Simon, LLC ("Tekno Simon"), with respect to which Ms. Simon disclaims beneficial ownership. Tekno Simon is controlled by Melvin Simon, Deborah J. Simon's father.
       (10) Includes 85,728 shares of Common Stock issuable pursuant to options exercisable within 60 days of the date of this Proxy Statement.


                              ELECTION OF DIRECTORS


       At the Annual Meeting, nine directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election as directors of the nine persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

       The following table sets forth certain information concerning each nominee.

NAME                      AGE     POSITION

Mitchell Rubenstein        42     Chairman and Chief Executive Officer
Laurie S. Silvers          44     Vice Chairman, President, Secretary and
                                   Publisher
Dr. Martin H. Greenberg    55     Chief Executive Officer of Tekno Books,
and Director                       a division of the Company
Harry T. Hoffman           68     Director
Dr. Lawrence Gould         65     Director
Jules L. Plangere, Jr.     75     Director

E. Donald Lass             58     Director
Deborah J. Simon           39     Director
John W. Waller, III        44     Director Nominee


       MITCHELL RUBENSTEIN is a co-founder of the Company and has served as its Chairman of the Board and Chief Executive Officer since its inception in January 1993. Mr. Rubenstein was a co-founder of the Sci-Fi Channel, a 24 hour national cable television network devoted to science fiction, fantasy and horror programming which was acquired by USA Network (a partnership of Paramount Pictures Corporation and MCA, Inc.) in March 1992. Mr. Rubenstein served as President of the Sci-Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994. Prior to co-founding the Sci-Fi Channel, Mr. Rubenstein practiced law for 10 years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989. Mr. Rubenstein also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, which owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989. Mr. Rubenstein received a J.D. degree from the University of Virginia School of Law in 1977 and a Masters in Tax Law from New York University School of Law in 1979. Mr. Rubenstein was voted Co-Business Person of the Year, City of Boca Raton, Florida in 1992. Mr. Rubenstein is married to Laurie S. Silvers.

       LAURIE S. SILVERS is a co-founder of the Company and has served as its Vice Chairman, President and Secretary since its inception in January 1993. Ms. Silvers also serves as the Company's Publisher. Ms. Silvers was a co-founder of the Sci-Fi Channel. Ms. Silvers served as Chief Executive Officer of the Sci-Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994. Prior to co-founding the Sci-Fi Channel, Ms. Silvers practiced law for ten years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989. Ms. Silvers also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, which owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989 and co-owned a television station from 1990 to 1991. Ms. Silvers received a J.D. degree from University of Miami School of Law in 1977. Ms. Silvers has also served on the Board of Directors of the Pine Crest Preparatory School, Inc. since 1993. She has been a member of the Pine Crest Preparatory School, Inc. Board of Advisors (Boca Raton Campus) since 1987, and also currently serves as its Chairman. Together with Mr. Rubenstein, Ms. Silvers was voted Co-Business Person of the Year, City of Boca Raton, Florida in 1992 and has been a keynote or other speaker at various business symposia, including one held at Harvard Business School.

       DR. MARTIN H. GREENBERG has served as a director of the Company since July 1993, and as a consultant to the Company from February 1993 to December 1994. Since December 1994, Dr. Greenberg has served as Chief Executive Officer of Tekno Books, 51% of which is owned by the Company and 49% of which is owned by Dr. Greenberg. Dr. Greenberg was President and a principal shareholder of Tomorrow, Inc., a company engaged in book licensing and packaging, from 1990 until its acquisition by the Company in 1994. See "Certain Transactions-Tomorrow Acquisition." Dr. Greenberg is also co-publisher of Mystery Scene Magazine, a trade journal of the mystery genre of which the Company owns a majority interest, and a member of the Board of Advisors of the Sci-Fi Channel.

Dr. Greenberg is widely regarded as the leading anthologist currently active in trade publishing, and has served as editor or author of more than 600 books in various genre, including science fiction, fantasy, mystery and adventure. Dr. Greenberg also is the 1995 recipient of the Ellery Queen Award, presented by the Mystery Writers of America for Lifetime Achievement.

       HARRY T. HOFFMAN has served as a director of the Company since July 1993. Prior to his retirement in 1991, Mr. Hoffman served as President and Chief Executive Officer of Waldenbooks, Inc., a leading national retailer of books, magazines and related items, from 1979 to 1991, and as President and Chief Executive Officer of Ingram Book Company, a national book wholesaler, from 1968 to 1978.

       DR. LAWRENCE GOULD has served as a director of the Company since July 1993. Dr. Gould served as an executive officer of M/A-COM, Inc., a New York Stock Exchange listed company engaged in the manufacture of electronic components for the defense industry, from 1962 to 1982, including as Chief Executive Officer (1975 to 1982), President (1969 to 1975) and Executive Vice President and Chief Operating Officer (1962 to 1969); he also served as Chairman of the Board of M/A-COM, Inc. from 1978 to 1982 and as a consultant to that company from 1982 to 1990. Dr. Gould's primary business activities since 1990 have been as Chairman of the Board and principal of several private companies, including Gould Enterprises, Inc. (resort development) and Point Sebago Enterprises, Inc. (management of the Point Sebago, Maine resort), since 1974, and Chairman of the Board of Point Sebago Camp Sunshine, Inc., a not-for-profit corporation, since 1985.

       JULES L. PLANGERE, JR. has served as a director of the Company since July 1993. Mr. Plangere has been Chairman of the Board of Asbury Park Press, Inc. ("Asbury Park Press"), the owner of Asbury Park Press, New Jersey's second largest newspaper since 1980 and has served Asbury Park Press in various capacities since 1947, including Chief Executive Officer (1980 to 1991), Publisher of Asbury Park Press (1977 to 1991), President and General Manager (1974 to 1977) and Production Manager (1954 to 1974). In addition, Mr. Plangere has been Chairman of the Board of New Jersey Press, Inc., of which Asbury Park Press is a wholly owned subsidiary, since May 1991. Mr. Plangere is a former director of the New Jersey State Chamber of Commerce and a trustee and former chairman of the Monmouth College Board of Trustees.

       E. DONALD LASS has served as a director of the Company since July 1993. Mr. Lass has been President and Chief Executive Officer of New Jersey Press since May 1991, President and Chief Executive Officer of Asbury Park Press since 1980 and 1991, respectively, and Editor and Publisher of Asbury Park Press since 1991. Mr. Lass is a member of numerous trade organizations, including the American Society of Newspaper Editors, the American Newspaper Publishers Association, the Society of Newspaper Design, the National Association of Broadcasters and the National Association of Television Programming Executives, and has served as Chairman (1989) and President (1988) of the New Jersey Press Association and as President (1989) of the New Jersey Press Foundation. Mr. Lass currently serves as Chairman of the New Jersey State Committee on Press Freedom and Press Responsibility, director of the Journalism Resources Institute at Rutgers University, member of the Board of Visitors of Columbia University Graduate School of Journalism and member of the Board of Overseers of Rutgers University.

       DEBORAH J. SIMON was appointed a director of the Company in November 1995. Ms. Simon has held the position of Senior Vice President of Simon Property Group, L.P., an Indianapolis-based real estate development and management firm that is listed on the New York Stock Exchange, since 1991 ("Simon Property Group"). Prior to that, Ms. Simon served as Vice President-Western Region Leasing at Simon Property Group. Prior to serving as a leasing representative, Ms. Simon served as director of internal communications and assistant director of training at Simon Property Group. She also has been an independent producer, with several television credits to her name. A native of Indianapolis, Ms. Simon attended the University of Southern California. She is a member of the International Council of Shopping Centers and is a graduate of that organization's leasing institute. She currently serves on the Board of Directors of the Indianapolis Children's Museum, Indiana Repertory Theater, Indianapolis Museum of Art and Circle Centre's Youth Investment Fund.

       JOHN W. WALLER, III has been nominated to serve as a director of the Company. Mr. Waller is the Chairman of Waller Capital Corporation, a cable television investment banking firm which he founded in 1982. Prior to founding Waller Capital Corporation, Mr. Waller served as a divisional manager for Home Box Office, Inc. ("HBO"), with responsibility for HBO's relationship with over 300 cable operators in the middle-atlantic states. Prior to working with HBO, Mr. Waller served as a financial analyst in the corporate treasurer's office of Time, Inc., the parent company of HBO. A native of Alexandria, Virginia, Mr. Waller holds an undergraduate degree and a master's degree in Business Administration from the University of Virginia. Mr. Waller serves on the Board of Directors of Convergent Media Systems Corporation and Winthrop Opportunity Funds, and is a member of the James Madison Council of the Library of Congress.

       The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

       Pursuant to a November 1995 Stock Purchase Agreement with Tekno Simon, LLC (the "Simon Stock Purchase Agreement"), Tekno Simon, an a affiliate of the Simon Property Group, has the right to designate one nominee to the Company's Board of Directors until such time as Tekno Simon holds less than 25% of the sum of (i) the shares of Series A Preferred Stock purchased pursuant to the Simon Stock Purchase Agreement (or shares of Common Stock issued or issuable upon conversion thereof) and (ii) the shares of Common Stock purchased by Tekno Simon in the Company's August 1995 private offering. Certain principal shareholders of the Company, including Mitchell Rubenstein, Laurie S. Silvers, Asbury Park Press and Dr. Martin H. Greenberg, have agreed to vote their shares of Common Stock in favor of the election of Tekno Simon's nominee to the Board of Directors. Tekno Simon's current nominee on the Board of Directors is Deborah J. Simon. See "Certain Transactions-Preferred Stock Investment by Tekno Simon."

       In connection with a public offering by the Company consummated in April 1996 the Company has also agreed, for the one year period from consummation of the offering, to elect one designee of Barington Capital Group, L.P. ("Barington") to the Board of Directors of the Company. Barington's nominee to the Board of Directors is John W. Waller, III.

       THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

       To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners for the year ended December 31, 1995 have been complied with, except as follows:

       (i) Due to an administrative oversight, the May 1995 grant of stock options to purchase 72,500 shares of Common Stock to each of Mitchell Rubenstein and Laurie S. Silvers was not reported on Form 4, but rather was reported on a Form 5 filed in February 1996.

       (ii) Due to an administrative oversight, a Form 4 reporting the April 1995 purchase of 3,700 shares of Common Stock by Dr. Martin H. Greenberg, was filed approximately 25 days late.

       (iii) Due to an administrative oversight, Form 4s reporting the July 1995 and January 1996 grants of stock options to purchase 1,724 and 1,786 shares, respectively, to each of E. Donald Lass and Jules L. Plangere were not filed until June 1996.


MEETINGS AND COMMITTEES


       During the year ended December 31, 1995, all Board of Directors actions were taken by way of unanimous written consent, as such, the Board of Directors did not meet in person during such year. The Board of Directors acted by unanimous written consent on two occasions during such year.

       The Board of Directors has two committees, the Compensation Committee and the Stock Option Committee. Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg are the members of the Compensation Committee. The Compensation Committee's responsibilities consist of recommending, reviewing, and approving the salary and fringe benefits of the Company, including compensation of executive officers of the Company. The Compensation Committee did not meet during the year ended December 31, 1995, since all executive officers of the Company had employment agreements with the Company and no changes were made to any of such agreements.

       Mitchell Rubenstein, Harry T. Hoffman and Dr. Lawrence Gould are the members of the Stock Option Committee. The Stock Option Committee administers the Company's 1993 Stock Option Plan (the "1993 Plan"). The Stock Option Committee did not meet during the year ended December 31, 1995, but rather acted by unanimous consent on two occasions during such year. There is no nominating (or audit) committee or similar committee of the Board of Directors. Rather, these functions are performed by the Board of Directors as a whole.

                                    EXECUTIVE COMPENSATION

       SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation paid in 1995, 1994 and 1993 to the Chief Executive Officer and to the President, the only other executive officer of the Company whose total annual salary and bonus during 1995 was $100,000 or more (the Chief Executive Officer and the President are sometimes referred to herein together as the "Named Executive Officers").

=====================================================================================================
                                                ANNUAL COMPENSATION                   LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
- -----------------------------------------------------------------------------------------------------
                                                                                 SHARES
NAME AND                                                      OTHER              UNDERLYING
PRINCIPAL              YEAR        SALARY($)    BONUS($)      ANNUAL             OPTIONS/SARS(#)
POSITION                                                      COMPENSATION($)
- -----------------------------------------------------------------------------------------------------
Mitchell               1995          199,200      25,000           7,800(1)           72,500(2)
Rubenstein,            1994          151,800      40,000           7,800(1)
Chief                  1993           87,500        ___           49,468(3)
Executive
Officer
- -----------------------------------------------------------------------------------------------------
Laurie S.              1995          199,200      25,000           7,800(1)           72,500(2)
Silvers,               1994          151,800      40,000           7,800(1)
President              1993           87,500        ---           49,468(3)
=====================================================================================================


(1)    Represents a car allowance paid to the Named Executive Officer.
(2)    Represents options granted under the Company's 1993 Plan.
(3) For each officer, includes $36,968 in consulting fees paid prior to effectiveness of the officer's respective employment contracts and $12,500 in advances against future salary.

       EMPLOYMENT AGREEMENTS. Effective July 1, 1993, the Company entered into five year employment agreements with each of Mitchell Rubenstein, the Company's Chairman and Chief Executive Officer, and Laurie S. Silvers, the Company's Vice Chairman and President. The terms of each of the employment agreements will automatically be extended for successive one year terms unless the Company or the Named Executive Officer gives written notice to the other at least 90 days prior to the then- scheduled expiration date. Each of the employment agreements provides for an annual salary currently set at $200,000 (subject to automatic cost-of living increases), an annual bonus in an amount determined by the Board of Directors (but not less than $25,000) and an automobile allowance of $650 per month. Each employment agreement provides that each of the Named Executive Officers will continue to receive his or her salary until the expiration of the term of the employment agreements if the Named Executive Officer's employment is terminated by the Company for any reason other than death, disability or Cause (as defined in the employment agreements), or for a period of 12 months after termination of the employment agreement as a result of the Named Executive Officer's disability, and that the Named Executive Officer's estate will receive a lump sum payment equal to one year's base salary plus a pro rata portion of any bonus to which the Named Executive Officer is entitled upon termination of the employment agreement by reason of the Named Executive Officer's death. The term Cause is defined in the employment agreements to mean (a) a Named Executive Officer's act or omission which constitutes a willful and material breach of such Named Executive Officer's employment agreement which is not cured within 30 days after such Named Executive Officer's receipt of notice of such breach, (b) a Named Executive Officer's fraud, embezzlement or misappropriation of the Company's assets or property, or (c) a Named Executive Officer's conviction for a criminal act that is a felony. A termination by the Company of one of the Named Executive Officer's employment without Cause will constitute a termination without Cause of the other Named Executive Officer for purposes of the employment agreements. Each employment agreement also prohibits the Named Executive Officer from directly or indirectly competing with the Company for one year after termination of the employment agreement for any reason except the Company's termination of the Named Executive Officer's employment without Cause. If a Change of Control (as defined in the employment agreements) occurs, the employment agreements provide for the continued employment of the Named Executive Officers until the earlier of two years following the Change of Control or the then scheduled expiration date of the term of employment. The term Change of Control, as used in the employment agreements, is defined to mean
(a) any person's or group's acquisition of 20% or more of the combined voting power of the Company's outstanding securities, or (b) in the event of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of the Company prior to such transaction ceasing to constitute a majority of the Board of Directors following the transaction. In addition, following a Change in Control, if the Named Executive Officer's employment is terminated by the Company other than for Cause or by reason of the Named Executive Officer's death or disability, or by the Named Executive Officer for certain specified reasons (such as a reduction of the Named Executive Officer's compensation or diminution of the Named Executive Officer's duties), the Named Executive Officer will receive a lump sum cash payment equal to three times the Named Executive Officer's then existing base salary and most recent annual bonus.

       OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1995 to each of the Named Executive Officers:


                               OPTION GRANTS IN LAST FISCAL YEAR

==========================================================================================================
                                NUMBER OF              % OF TOTAL
                                 SHARES                 OPTIONS            EXERCISE
                               UNDERLYING              GRANTED TO           OR BASE        EXPIRATION
NAME                             OPTIONS              EMPLOYEES IN           PRICE            DATE
                              GRANTED(#)(1)           FISCAL YEAR          ($/SHARE)
- ----------------------------------------------------------------------------------------------------------
Mitchell                         72,500                    40                8.00            5/30/00
Rubenstein
- ----------------------------------------------------------------------------------------------------------
Laurie S.                        72,500                    40                8.00            5/30/00
Silvers
==========================================================================================================


(1) Represents options granted under the 1993 Plan. Such options vest in four equal installments over a four year period commencing one year from the date of grant.

       STOCK OPTIONS HELD AT END OF 1995. The following table indicates the total number and value of exercisable and unexercisable stock options held by each Named Executive Officer as of December 31, 1995. No options were exercised by the Named Executive Officers during the year ended December 31, 1995.

==========================================================================================================
                                   NUMBER OF UNEXERCISED                   VALUE OF UNEXERCISED
                                  OPTIONS AT FISCAL YEAR                    IN-THE-MONEY OPTION
                                            END                            AT FISCAL YEAR END(1)
- ----------------------------------------------------------------------------------------------------------
NAME                          EXERCISABLE        UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
- ----------------------------------------------------------------------------------------------------------
Mitchell                          ---               72,500               $-0-                $-0-
Rubenstein
- ----------------------------------------------------------------------------------------------------------
Laurie S. Silvers                 ---               72,500                -0-                 -0-
==========================================================================================================

(1) Based on a closing price on December 29, 1995 (the last trading day in 1995) of $7.375 per share as reported by NASDAQ.

       LONG-TERM INCENTIVE AND PENSION PLANS. The Company does not have any long-term incentive or pension plans.

       COMPENSATION OF DIRECTORS. Directors of the Company who are neither employees nor consultants ("non-employee directors") are compensated at the rate of $1,000 for each meeting of the Board of Directors attended, and all directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. The Company has established for the non-employee directors the Director's Stock Option Plan (the "Directors Plan") which provides for automatic grants to each non-employee director of options to purchase shares of Common Stock having a market value at the time of grant equal to $25,000 (i) upon a person's election as a director and (ii) each year thereafter upon such person's reelection as a director of the Company, in both instances at an exercise price equal to the fair market value of the Common Stock on the date of the grant. A total of 50,000 shares of Common Stock have been reserved for issuance upon exercise of options granted under the Directors Plan. Options granted under the Directors Plan become exercisable six months after the date of grant and expire five years after the date of grant. The Board of Directors, in its discretion, may cancel all options granted under the Directors Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Directors Plan. The Directors Plan will terminate in July 2003 unless sooner terminated under the provisions thereof. As of the date of this Proxy Statement, options to purchase 10,416 shares of Common Stock were outstanding under the Directors Plan as follows:


=======================================================================================================
                                 NUMBER OF
                                   SHARES           EXERCISE                          EXPIRATION
NAME OF DIRECTOR                  SUBJECT             PRICE        GRANT DATE            DATE
                                 TO OPTIONS
- -------------------------------------------------------------------------------------------------------
Harry T. Hoffman                   3,125              $8.00          11/1/93            11/1/03


                                       13

- -------------------------------------------------------------------------------------------------------
Dr. Lawrence Gould                 3,125              $8.00          11/1/93            11/1/03
- -------------------------------------------------------------------------------------------------------
Deborah J. Simon                   4,166              $6.00          11/8/95            11/8/05
=======================================================================================================

       See "Certain Transactions-Consulting Agreements" for a description of consulting agreements between the Company and certain of its directors.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


       All compensation decisions during 1995 were made by the Compensation Committee, which at the time of such decisions consisted of Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg. No changes to the compensation of any of the foregoing persons was made in 1995.


                              CERTAIN TRANSACTIONS


ORGANIZATION OF THE COMPANY


       The Company was incorporated on January 22, 1993 by Mitchell Rubenstein and Laurie S. Silvers, whose initial capital contribution for the 1,969,192 shares of Common Stock issued to them as tenants by the entirety was $50,000. Mr. Rubenstein and Ms. Silvers also purchased an additional 25,000 shares of Common Stock in the Company's initial public offering (the "IPO") for $200,000.

       In February, April and July 1993, the Company issued and sold to Dr. Martin H. Greenberg, a director of the Company, James R. Fisher and Louis Taylor, 30,881, 10,808 and 10,294 shares of Common Stock, respectively, for aggregate purchase prices of $100,000, $35,000 and $50,000, respectively. The Company's subscription agreements with Dr. Greenberg and Messrs. Fisher and Taylor provided that in the event the Company issued shares in an initial public offering for less than a certain price, the Company would issue them, for no additional consideration, a certain number of additional shares based on the public offering price per share. Pursuant to their respective subscription agreements, upon consummation of the IPO, the Company issued to Dr. Greenberg and Mr. Taylor an additional 6,619 and 8,456 shares of Common Stock, respectively, and did not issue any additional shares of Common Stock to Mr. Fisher.

       The Company's subscription agreements with Mitchell Rubenstein and Laurie
S. Silvers, Dr. Martin H. Greenberg, James R. Fisher and Louis Taylor grant each of such persons certain "piggyback" registration rights under the Securities Act for the shares issued to them pursuant to such agreements. Pursuant to such registration rights, each of these individuals is entitled, subject to certain exceptions, to have all or part of their shares of the Company's common stock included, at the Company's expense, in any registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act").


ASBURY PARK PRESS


       In July 1993, the Company and Asbury Park Press entered into a stock purchase agreement pursuant to which Asbury Park Press agreed to purchase 224,575 shares of Common Stock for $1,250,000, $1,000,000 of which was payable in cash installments and $250,000 of which was payable in the form of services rendered at the Company's request any time during the three years following the date of the agreement. Asbury Park Press paid the Company $333,333 of the cash portion of the purchase price in July 1993 and the balance of $666,667 in March 1994. Of the remaining amount owed by Asbury Park Press, $63,981 was provided to the Company in the form of services during 1994 and the balance of $186,019 at December 31, 1994 was realized through the performance of services and a cash payment of $160,000. Pursuant to the agreement with Asbury Park Press, the Company was required to issue to Asbury Park Press, for no additional consideration, additional shares of Common Stock so that Asbury Park Press would continue to have 10% of the issued and outstanding capital stock of the Company, until such time as the Company had issued an aggregate of 4,000,000 shares of Common Stock (the "Antidilution Rights"). Pursuant to the Antidilution Rights,
(i) effective upon the consummation of the IPO, Asbury Park Press was issued 168,341 shares of Common Stock and (ii) as a result of the issuance of additional shares pursuant to the Tomorrow Acquisition (see "-Tomorrow Acquisition," below), the Company issued to Asbury Park Press an additional 7,084 shares of Common Stock, after which no further shares of Common Stock were issuable to Asbury Park Press pursuant to the Antidilution Rights. The Company has granted to Asbury Park Press certain "piggyback" registration rights under the Securities Act for the shares of Common Stock purchased by it from the Company.

       In July 1993, Mitchell Rubenstein and Laurie S. Silvers entered into a stock option agreement with Asbury Park Press, at the request of Asbury Park Press, pursuant to which they granted Asbury Park Press a two year option to purchase a number of shares of Common Stock equal to 2.5% of the total number of shares of the Company's common stock outstanding from time to time from them for an exercise price of $250,000. In January 1995, Asbury Park Press exercised the option and purchased 98,229 shares of Common Stock from Mr. Rubenstein and Ms. Silvers. Asbury Park Press has no further rights to purchase additional shares of Common Stock from Mr. Rubenstein and Ms. Silvers.

       In July 1995, the Company granted Asbury Park Press an option to purchase 100,000 shares of Common Stock at a price of $6.13 per share (the "Asbury Option"). The Asbury Option is exercisable until July 2000. The Company currently has no other outstanding agreements with Asbury Park Press.


TOMORROW ACQUISITION


       During the fourth quarter of 1994, the Company acquired a controlling interest in the book licensing and packaging business conducted by Dr. Martin H. Greenberg, a director of the Company, and Tomorrow, Inc., a corporation owned by Dr. Greenberg and his wife, Rosalind Greenberg (the

"Tomorrow Acquisition"). As a result of these transactions, the book licensing and packaging business formerly conducted by Dr. Greenberg and Tomorrow, Inc. is now held in Tekno Books, a general partnership, 51% of which is owned by the Company and 49% of which is owned by Dr. Greenberg. Dr. Greenberg serves as Chief Executive Officer of Tekno Books.


       The Tomorrow Acquisition was effected through the following transactions:
(i) a newly formed subsidiary of the Company merged with Tomorrow, Inc., whereupon Dr. Greenberg and his wife, Rosalind Greenberg, the sole shareholders of Tomorrow, Inc., received an aggregate of 183,334 shares of Common Stock in consideration for their interests in Tomorrow, Inc.; (ii) following the merger, Tomorrow, Inc. (which was then a wholly owned subsidiary of the Company) and Dr. Greenberg formed a partnership ("Tekno Books"), to which Tomorrow, Inc. contributed all of its assets in exchange for a 34.375% interest and Dr. Greenberg contributed substantially all of his rights, including royalties and other income, to market, sell and distribute books, magazines and other publications packaged, printed, produced, published and/or otherwise created by him or pursuant to any contract between him and any author or collaborator in exchange for a 65.625% interest; and (iii) the Company purchased from Dr. Greenberg a 16.625% interest in Tekno Books for $500,000 cash. In connection with the Tomorrow Acquisition, the Company agreed to repurchase up to 50,000 of the shares of Common Stock issued to Dr. Greenberg and his wife in the Tomorrow Acquisition at a price of $6.00 per share if either (i) the Company raised in excess of $1,000,000 in capital through the sale of its securities prior to September 9, 1995 and they so elect or (ii) they otherwise request the Company to do so at certain times prior to May 1996. The Greenbergs did not exercise such rights and such rights have expired.


CONSULTING AGREEMENTS


       In February 1993, the Company entered into a consulting agreement with Dr. Martin H. Greenberg pursuant to which Dr. Greenberg agreed to render advisory and consulting services to the Company, including identifying best-selling authors to create characters for the Company and negotiating agreements with such authors, arranging for the publication of prose novels and anthologies for children and adults based on the Company's characters and comic books, and attending trade shows and conventions on the Company's behalf. The consulting agreement will expire in November 2003, unless terminated earlier, which termination may only take place under certain conditions. Pursuant to the consulting agreement, in November 1993 Dr. Greenberg began receiving consulting fees of $30,000 per year and was granted options to purchase 6,250 shares of Common Stock at an exercise price of $8.00 per share. In connection with the Tomorrow Acquisition, the consulting agreement was amended on December 9, 1994
(i) to provide that Dr. Greenberg will have the exclusive right to package book novelizations based on the Company's entertainment properties, and (ii) in lieu of future annual stock option grants to which Dr. Greenberg was entitled under the original agreement, to grant Dr. Greenberg options to purchase 17,778 shares of Common Stock at an exercise price of $8.4375 per share.

       In July 1993, the Company entered into consulting agreements with each of Messrs. Jules L. Plangere, Jr. (Chairman of the Board of Asbury Park Press), E. Donald Lass (President and Chief Executive Officer of Asbury Park Press), Robert
E. McAllan (President of Press Broadcasting Company, Inc., a subsidiary of Asbury Park Press) and Alfred D. Colantoni (Chief Financial Officer of Asbury Park Press and other subsidiaries and affiliates of New Jersey Press) (the "Consultants"), pursuant to which each Consultant agreed, in his individual capacity, to render advisory and consulting services to the Company with respect to the publishing, communications and printing industries. In consideration for their services, each Consultant receives at the end of each six month period during the term of the agreements $12,500, at the option of the Consultant, in cash or in stock options, exercisable for nominal consideration, to purchase a number of shares of Common Stock having a market value at the time of payment equal to $12,500. The consulting agreements were scheduled to expire in July 1995. In May 1995, the Company extended the term of the consulting agreements for a two-year period, provided that all subsequent compensation thereunder shall be payable solely in stock options.


AUGUST 1995 PRIVATE OFFERING


       In August 1995, the Company sold 650,000 shares of its Common Stock for $6.25 per share in a private offering and realized gross proceeds of $4,062,500 and net proceeds of $3,435,738, after deducting fees of the placement agent (Bear Stearns & Co., Inc.) and other professional fees and related expenses. Pursuant to registration rights granted in connection with the private offering, the Company has registered the 650,000 shares of Common Stock sold therein for resale under the Securities Act by the holders thereof. Asbury Park Press and Tekno Simon each purchased 160,000 shares of Common Stock in the private offering. Contemporaneously with the private offering, the Company also entered into an agreement to sell to two investors, for $250,000 and $249,600, respectively, immediately exercisable four-year warrants to purchase an aggregate of 240,000 shares of Common Stock at an exercise price of $6.25 per share (the "Offering Warrants"). One investor, who participated in the August 1995 private offering, has paid for his Offering Warrants in full and the second investor, Martin Ergas, who subsequently purchased Canadian franchise rights from the Company, paid $90,000 during the fourth quarter of 1995 and $59,600 during the first quarter of 1996, with the balance payable in ten monthly installments of $10,000 each commencing in March 1996.


PREFERRED STOCK INVESTMENT BY TEKNO SIMON


       In November 1995, the Company entered into the Simon Stock Purchase Agreement to sell up to 320,000 shares of the Series A Preferred Stock to Tekno Simon, an entity controlled by Melvin Simon, Co-Chairman of the Simon Property Group. The proceeds from the sales of Series A Preferred Stock are being and will be used to fund construction, installation and other costs directly related to the opening of up to 25 Entertainment Supero Kiosks through 1996. The Simon Stock Purchase Agreement provides for shares of Series A Preferred Stock to be purchased by Tekno Simon from time to time in installments of 12,800 shares each at a price of $6.25 per share. One installment will close following the signing of each new lease between the Company (or one of its affiliates) and Simon Property Group (or one of its affiliates) or any other third party approved by Tekno Simon for a lease by the Company of shopping center space for one of the Company's Entertainment Supero Kiosks. Neither the Company, Simon Property Group nor any of their respective affiliates are obligated to enter into any such lease. As of the date of this Proxy Statement, the Company had funded the development of 15 Entertainment Supero Kiosks through the sale of 192,000 shares of Series A Preferred Stock for $1,200,000 pursuant to the Simon Stock Purchase Agreement. The Company anticipates that it will enter into ten additional leases and close the remaining ten related installments in 1996. No shares of Series A Preferred Stock will be sold pursuant to the Simon Stock Purchase Agreement for leases entered into after December 31, 1996.

       The Series A Preferred Stock has a stated value of $6.25 per share and accrues noncash dividends, payable quarterly in shares of Common Stock based on prevailing market prices for the Common Stock. The dividends accrue on the stated value of the outstanding shares of the Series A Preferred Stock at a variable rate equal to a specified bank prime rate (8.25% as of the Record
Date). During the two year period commencing on November 28, 1995, the Series A Preferred Stock is convertible at the option of the holders into shares of Common Stock on a one-for-one basis. After the conversion period expires, the Series A Preferred Stock will be redeemable at any time after November 28, 1997 at the Company's option for $7.1875 per share in cash. Except as required by law, the holders of the Series A Preferred Stock will be entitled to vote together with the holders of Common Stock on all matters with each share of Series A Preferred Stock having one vote. The Series A Preferred Stock has a liquidation preference of $7.1825 per share over the Common Stock. The holders of the Series A Preferred Stock have certain demand and "piggyback" registration rights to have such shares and the shares of Common Stock issued upon conversion thereof or as dividends thereunder registered by the Company for sale by such holders under the Securities Act.

       Pursuant to the Simon Stock Purchase Agreement, Tekno Simon has the right to designate one nominee to the Company's Board of Directors until such time as Tekno Simon holds less than 25% of the sum of (i) the shares of Series A Preferred Stock purchased pursuant to the Simon Stock Purchase Agreement (or shares of Common Stock issued or issuable upon conversion thereof) and (ii) the shares of Common Stock purchased by Tekno Simon in the Company's August 1995 private offering. Certain principal shareholders of the Company, including Mitchell Rubenstein, Laurie S. Silvers, Asbury Park Press and Dr. Martin H. Greenberg, have agreed to vote their shares of Common Stock in favor of the election of Tekno Simon's nominee to the Board of Directors. Tekno Simon's current nominee on the Board of Directors is Deborah J. Simon.

       The Simon Property Group and other affiliates of Tekno Simon are party to various leases with the Company for certain of the Company's Entertainment Supero Kiosks.


APPROVAL OF AFFILIATED TRANSACTIONS


       All transactions between the Company and its directors, executive officers and principal shareholders have been, and in the case of future transactions will be, on terms no less favorable than could be obtained from unaffiliated third parties and have been, and in the case of future transactions will be, subject to approval by a majority of the independent, disinterested directors of the Company.


          PROPOSAL TO APPROVE AN AMENDMENT TO ARTICLES OF INCORPORATION

       The Board of Directors of the Company has approved and recommends that the shareholders of the Company approve an amendment to the Company's Articles of Incorporation for the purpose of increasing the number of its authorized shares of Common Stock from 11,000,000 to 25,000,000. Such amendment may be accomplished by either amending or amending and restating the Company's Articles of Incorporation, as the Board shall determine.

       The Company's authorized capital stock consists of 11,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. As of the date of this Proxy Statement, 6,085,725 shares of Common Stock and 192,000 shares of Series A Preferred Stock are outstanding, an additional 1,037,836 shares (1,687,836 shares if Proposal 3 is approved) of Common Stock are reserved for issuance upon exercise of outstanding options and warrants and for future grants of options under the 1993 Plan and the Directors Plan and an additional 320,000 shares of Common Stock are reserved for issuance upon the conversion of the Series A Preferred Stock.

       Shareholders of the Company do not have preemptive rights to subscribe for or purchase any of the additional shares of Common Stock to be authorized. Additional shares could be used for any proper corporate purpose, including acquisitions, raising of additional equity capital, stock dividends or upon the exercise of stock options. The future issuance of additional shares of Common Stock on other than a pro rata basis may dilute the ownership of the current shareholders, as well as their proportionate voting rights.

       If the proposed amendment to the Company's Articles of Incorporation is adopted, no further approval of the holders of Common Stock would be required for the issuance of shares of Common Stock as authorized by the amendment and, absent any legal or stock exchange requirements, it is not contemplated that further approval of the holders of Common Stock would be sought for issuance of any shares authorized by the amendment. The Company has no present plans to issue any shares of Common Stock which would be authorized hereby; however, the Board of Directors has adopted the Shareholders' Rights Plan described below, subject to shareholder approval of this proposal.


SHAREHOLDERS' RIGHTS PLAN


       On May 16, 1996, the Board of Directors of the Company declared a dividend distribution of one right ("Right") for each outstanding share of Common Stock on August 31, 1996, subject to shareholder approval of an amendment to the increase in the number of shares of Common Stock authorized for issuance. The Rights will expire on the close of business on August 31, 2006, unless earlier redeemed by the Company.

       Initially, the Rights will be attached to all Common Stock certificates, and the Rights will automatically trade with shares of Common Stock. However, ten business days after a person or group announces an offer the consummation of which would result in such person or group owning 30% or more of the Common Stock, or ten business days after a public announcement that a person or group has acquired 15% or more of the Common Stock (an "Acquiring Person"), the Rights will become exercisable, and separate certificates representing the Rights will be issued. The term "Acquiring Person" does not include, the Company, its subsidiaries and their respective employee benefit plans, any person who owned 15% or more of the outstanding Common Stock on May 16, 1996 or any person who becomes an Acquiring Person pursuant to any action or transaction approved by the Board of Directors prior to such person becoming an Acquiring Person. The Company may redeem the Rights at a price of $.01 per Right at any time until ten business days after an Acquiring Person has been identified as such.

       In the event a person or group announces an offer the consummation of which would result in such person or group owning 15% or more of the Common Stock, each holder of a Right will be entitled to purchase one share of Common Stock (the "Common Stock") from the Company at a price of $20.00 per share, subject to adjustment.

       Unless the Rights are earlier redeemed or the transaction is approved by the Board of Directors, in the event that after the time that the Rights become exercisable the Company were to be acquired in a merger or other business combination (in which any shares of the Company's Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, proper provision will be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the exercise price of the Rights, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the exercise price of the Rights. In addition, in the event a person or group becomes an Acquiring Person, each holder of a Right (other than an Acquiring Person) will have the right to purchase the number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company or a reduction in the purchase price) having a value equal to two times the exercise price of the Rights.

       The number of shares of Common Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The exercise price of the Rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

       The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors, nor should the Rights interfere with any merger or other business combination approved by the Board of Directors.

       THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


         PROPOSAL TO APPROVE AN AMENDMENT TO THE 1993 STOCK OPTION PLAN

       On May 16, 1996, the Board of Directors of the Company amended, subject to shareholder approval, the Big Entertainment, Inc. 1993 Stock Option Plan (the "1993 Plan") to increase the number of shares of Common Stock authorized for issuance under the 1993 Plan by 650,000 shares from a total of 350,000 shares to 1,000,000 shares of Common Stock.

PLAN DESCRIPTION

       The statements in this Proxy Statement concerning the terms and provisions of the 1993 Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 1993 Plan, which is attached hereto as Exhibit A.

       The purpose of the 1993 Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent persons as employees or consultants, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

       The 1993 Plan was effective as of July 1, 1993, and, unless sooner terminated by the Board of Directors of the Company in accordance with the terms thereof, shall terminate on July 1, 2003. Certain employees and consultants to the Company, whether or not employees, who are selected by the stock option committee may participate in the 1993 Plan; however, no incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code" or "Internal Revenue Code") shall be granted to a consultant who is not also an employee of the Company or its subsidiaries.

       The 1993 Plan provides for the issuance of incentive stock options ("Incentive Stock Options") and nonqualified stock options ("Nonqualified Stock Options"). An Incentive Stock Option is an option to purchase Common Stock that meets the definition of "incentive stock option" set forth in Section 422 of the Code. A Nonqualified Stock Option is an option to purchase Common Stock that meets certain requirements in the Plans but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. Nonqualified Stock Options and Incentive Stock Options are sometimes referred to herein as "Options."

       The number of shares of Common Stock that may be issued pursuant to Options granted under the 1993 Plan is presently 350,000, and if this proposal is approved by the shareholders, will be increased to 1,000,000. If any Option granted pursuant to the 1993 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of Options granted under the 1993 Plan. The shares acquired upon exercise of Options granted under the 1993 Plan will be authorized and unissued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 1993 Plan.

       The 1993 Plan is administered by a stock option committee of two or more directors (the "Committee") or, if a Committee is not designated by the Board of Directors, by the Board of Directors as a whole. The Committee is presently comprised of the following directors: Mitchell Rubenstein, Harry T. Hoffman and Dr. Lawrence Gould. The Committee has the right to determine, among other things, the persons to whom Options are granted, the number of shares of Common Stock subject to Options, the exercise price of Options and the term thereof.

       All employees of the Company, including officers and directors and consultants to the Company, are eligible to receive grants of Options under the 1993 Plan; however, no Incentive Stock Option may be granted to a consultant who is not also an employee of the Company or any of its subsidiaries. Upon receiving grants of Options, each holder of the Options (the "Optionee") shall enter into an option agreement with the Company which contains the terms and conditions deemed necessary by the Committee.


TERMS AND CONDITIONS OF OPTIONS

       OPTION PRICE. For any Option granted under the 1993 Plan, the option price per share of Common Stock may be any price not less than par value per share as determined by the Committee; however, the option price per share of any Incentive Stock Option may not be less than the Fair Market Value of the Common Stock on the date such Incentive Stock Option is granted. On July , 1996, the closing price of the Company's Common Stock as reported by the NASDAQ SmallCap Market was [$ ] per share.

       Under the 1993 Plan, the "Fair Market Value" is the closing price of Common Stock on the business day immediately preceding the date of grant; however, if the Common Stock is not publicly traded, then the Fair Market Value will be the average of the price of sales of Common Stock by the Company during the 90 days prior to the date of grant. If no sales have occur during the 90 days prior to the date of grant, the Committee will in its sole discretion determine the Fair Market Value in a fair and uniform manner. The closing price of Common Stock on any business day under the Plans is (i) if Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding days.

       EXERCISE OF OPTIONS. Each Option is exercisable in such amounts at such intervals and upon such terms as the Committee may determine. In no event may an Option be exercisable after 10 years from the date of grant. Unless otherwise provided in an Option, each outstanding Option granted under the 1993 Plan shall become immediately fully exercisable (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless such plan is subsequently abandoned); or (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned). The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares subject to any

Option or previously acquired by the exercise of any Option. Options granted to the officers and directors under the 1993 Plan may not be exercised until six months following the date of the grant.

       Unless further limited by the Committee in any Option, shares of Common Stock purchased upon the exercise of Options must be paid for in cash, by certified or official bank check, by money order, with already owned shares of Common Stock, or a combination of the above. The Committee, in its sole discretion, may accept a personal check in full or partial payment. If paid in whole or in part with shares of already owned Common Stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. Proceeds from the sale of Common Stock pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes.

       NONTRANSFERABILITY. Options granted under the 1993 Plan are not transferable by an Optionee other than by will or the laws of descent and distribution, and Options are exercisable during an Optionee's lifetime only by the Optionee.

       TERMINATION OF OPTIONS. The expiration date of an Option is determined by the Committee at the time of the grant and is set forth in the applicable stock option agreement. In no event may an Option be exercisable after 10 years from the date it is granted.

       The 1993 Plan provides that if an Optionee's employment is terminated, or, in the case of a consultant, if the consultant ceases his or her relationship with the Company, for any reason other than for cause, mental or physical disability or death, then the unexercised portion of the Optionee's Options shall terminate 3 months after the such termination. If an Optionee's employment is terminated or the consultant is removed for cause, the unexercised portion of the Optionee's Options shall terminate immediately upon such termination. If an Optionee's employment is terminated or the consultant is removed by reason of the Optionee's mental or physical disability, the unexercised portion of the Optionee's Options shall terminate six months after such termination. If an Optionee's employment is terminated or the consultant is removed by reason of the Optionee's death, the unexercised portion of the Optionee's Options shall terminate 12 months after the Optionee's death.

       The Committee in its sole discretion may by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an Option becoming fully exercisable, any Option that remains unexercised on such date. Such notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.


OUTSTANDING OPTIONS


       As of the Record Date, Options for a total of 584,937 shares of Common Stock had been granted pursuant to the 1993 Plan, none of which had been exercised. Outstanding Options are held by 24 persons and are exercisable through various expiration dates from May 1, 1999, to May 16, 2006. Included in such outstanding Options are 28,660 Options which are exercisable at a price of $.01 per share, which were granted to four individuals as compensation for consulting services. The remaining

556,277 Options are exercisable at prices ranging from $4.25 per share to $8.00 per share, which prices equalled or exceeded the fair market value of the Common Stock on the date of grant. Also, included in such outstanding Options are Options granted for 276,250 shares which are contingent upon shareholder approval of the proposed amendment to the 1993 Plan. The contingent Options to purchase 276,250 shares of Common Stock will become null and void if the Company's shareholders do not approve the proposed amendment to the 1993 Plan. Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg were issued contingent Options for the purchase of 75,000, 75,000, and 12,500 shares of Common Stock, respectively, at exercise prices of $6.375 (the fair market value on the date of grant), which are exercisable until May 16, 2006.


FEDERAL INCOME TAX EFFECTS


       The 1993 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

       INCENTIVE STOCK OPTIONS. Incentive Stock Options are "incentive stock options" as defined in Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock Option. However, an employee who exercises an Incentive Stock Option by delivering shares of Common Stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercise of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.

       The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such Option will be treated as an item of adjustment included in the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the Common Stock. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an item of adjustment for such other year.

       If, subsequent to the exercise of an Incentive Stock Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, such holder's tax basis in his or her shares will be increased for purposes of determining his alternative minimum tax for such year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.

       In general, if, after exercising an Incentive Stock Option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such Optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long- term capital gain, depending on whether the holding period for such shares exceeded one year.

       An income tax deduction is not allowed to the Company with respect to the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

       NONQUALIFIED STOCK OPTIONS. An Optionee granted a Nonqualified Stock Option under the 1993 Plan will generally recognize, at the date of exercise of such Nonqualified Stock Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the Nonqualified Stock Option. This taxable ordinary income will be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

       If an Optionee exercises a Nonqualified Stock Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Nonqualified Stock Option solely for cash.

       Code Section 162(m) limits the deductibility of any compensation expense in excess of $1,000,000 to certain executive officers of companies whose securities are publicly traded. To the extent that compensation paid to certain of the Company's executive officers were to approach this $1,000,000 limit, the amount otherwise deductible by the Company upon the exercise of a Nonqualified Stock Option or upon a Disqualifying Disposition of an Incentive Stock Option could be limited by this Code Section.

       The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the Optionees or to the Company, or to describe tax consequences based on particular circumstances. It is based on Federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.


       THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

       The firm of Arthur Anderson LLP, independent public accountants, served as the Company's independent public accountants for the year ending December 31, 1995. The Board of Directors, at a meeting held on May 16, 1996, directed that management submit the appointment of Arthur Anderson LLP for ratification by the shareholders at the Annual Meeting as the Company's independent public accountants for the current year ending December 31, 1996. One or more representatives of Arthur Anderson LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

       THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


                                  OTHER MATTERS

       The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                              SHAREHOLDER PROPOSALS

       Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1997 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than March 15, 1997.

                                  ADDITIONAL INFORMATION


       A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1995, is being provided to shareholders with this Proxy Statement.


                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             Laurie S. Silvers, Secretary

July 15, 1996
Boca Raton, Florida


THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO MITCHELL RUBENSTEIN, CHIEF EXECUTIVE OFFICER, BIG ENTERTAINMENT, INC., 2255 GLADES ROAD, SUITE 237 WEST, BOCA RATON, FLORIDA 33431.

                             BIG ENTERTAINMENT, INC.

                             ----------------------

                             1993 STOCK OPTION PLAN
                             AS AMENDED MAY 16, 1996

                             -----------------------



        1. PURPOSE. The purpose of this Plan is to advance the interests of BIG ENTERTAINMENT, INC., a Florida corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent persons as employees or consultants or upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

        2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

               (a)    "Board" shall mean the Board of Directors of the Company.

               (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

               (c) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

               (d)    "Director" shall mean a member of the Board.

               (e) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

                      (i) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person;

                      (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

                      (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

               (f) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Common Stock is not publicly traded, in which case, the "Fair Market Value" shall be the average of the price of sales of Common Stock by the Company during the 90 days prior to the date of grant or, if no sales have occurred during that period, "Fair Market Value" shall be determined by the Committee in its sole discretion in a fair and uniform manner without regard to any restriction other than a restriction which by its terms will never lapse. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked Quotations for such day of Common Stock on such system, or
(iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of, the ten preceding days.

               (g) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

               (h) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (i) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

               (j) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer and any other person who the Company identifies as an "executive officer" for purposes of reports or proxy materials filed by the Company pursuant to the Securities Exchange Act.

               (k) "Option" (when capitalized) shall mean any option granted under this Plan.

               (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

               (m)    "Plan" shall mean this Stock Option Plan for the Company.

               (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (o)    "Share(s)" shall mean a share or shares of the Common
Stock.

        3. SHARES AND OPTIONS. The Company may grant to all Optionees from time to time Options to purchase a total of one million (1,000,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

        4. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422 are exercisable for the first time by any individual during any calendar year (under all plans of the Company), exceeds $100,000.

        5.     CONDITIONS FOR GRANT OF OPTIONS.

               (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company, and all consultants to the Company, whether or not employees; provided, however, that no Incentive Stock Option shall be granted to a consultant who is not also an employee of the Company or a Subsidiary. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

               (b) In granting Options, the Committee may take into consideration the contribution the person has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

               (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company.

               (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are Disinterested Persons.

        6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

        7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

        8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

               (a) The expiration date of an Option shall be determined by the Committee at the time of grant but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

               (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

                      (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                      (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                      (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

               (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

               (d) Options granted to Officers and Directors shall not be exercisable until the expiration of a period of at least six months following the date of grant.

        9.     TERMINATION OF OPTION PERIOD.

               (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                      (i) three months after the date on which the Optionee's employment is terminated (or, in the case of a consultant, the date on which the Optionee ceases his or her relationship with the Company) or, in the case of a Non-Statutory Stock Option, and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment (or in the case of a consultant, the removal of the Optionee as a consultant) by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

                      (ii) immediately upon the termination of the Optionee's employment for (or, in the case of a consultant, the removal of the Optionee as a consultant) Cause;

                      (iii) one year after the date on which the Optionee's employment is terminated (or, in the case of a consultant, the date the Optionee is removed as a consultant) by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

                      (iv) twelve months after the date of termination of the Optionee's employment (or, in the case of a consultant, the date the Optionee is removed as a consultant) by reason of death of the employee.

Prior to becoming null and void as provided above, an Option held at the date of termination of an Optionee's employment or consulting relationship with the Company may be exercised in whole or in part, but only to the extent such Option was exercisable at the date of such termination in accordance herewith.

               (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or
(iii) hereof any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

        10.    ADJUSTMENT OF SHARES.

               (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                      (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                      (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

               (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof; provided, however, that the option price as so changed shall not be less than the Fair Market Value of the shares subject to the Option at the time of such change.

               (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

               (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

        11. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

        12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                      (i) a representation and warranty by the Optionee to the Company, at the time any option is exercised that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                      (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

        13.    ADMINISTRATION OF THE PLAN.

               (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons to the extent required by Section 5(d) hereof. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

               (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

               (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

        14. INCENTIVE OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any subsidiary (as defined in Section 424 of the Internal Revenue Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

        15.    INTERPRETATION.

               (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

               (b) This Plan shall be governed by the laws of the State of Florida.

               (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

               (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

        16.    TERM OF PLAN; AMENDMENT AND TERMINATION OF THE PLAN.

               (a) This Plan shall become effective upon its adoption by the Board, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after 10 years from the date of the Board's adoption of this Plan.

               (b) The Board may from time to time amend the Plan or any Option; PROVIDED, HOWEVER, that, except to the extent provided in Section 10, no such amendment may (i) without approval by the Company's shareholders, increase the number of Shares reserved for Options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (ii) permit the granting of Options that expire beyond the maximum 10-year period described in Subsection 8(a), or (iii) extend the termination date of the Plan as set forth in Section 16(a); and, PROVIDED, FURTHER, that, except to the extent otherwise specifically provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

               (c) Notwithstanding anything else contained herein, the provisions of this Plan which govern the number of Options to be awarded hereunder, the exercise price per share under each such Option, when and under what circumstances an Option will be granted and the period within which each Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes to the Code, or the rules promulgated thereunder, and under the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

               (d) The Board, without further approval of the Company's shareholder, may at any time terminate or suspend this Plan. Any such termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated. The rights and obligations under any Option granted to any Optionee while this Plan is in effect shall not be altered or impaired by the suspension or termination of this Plan without the consent of such Optionee.

        17. RESERVATION OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                             BIG ENTERTAINMENT, INC.

                                      PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING TO BE HELD AUGUST 23, 1996

        The undersigned hereby appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them, the proxy or proxies of the undersigned, with full power of substitution to vote all shares of the capital stock of Big Entertainment, Inc., a Florida corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on August 23, 1996, or adjournments thereof, with all powers the undersigned would possess if personally present, on the following as specified and, in their discretion, on such other matters as may properly come before the meeting.

PROPOSAL 1: Elect Directors.

Mitchell Rubenstein          Laurie S. Silvers          Dr. Martin H. Greenberg
Harry T. Hoffman             Dr. Lawrence Gould         Jules L. Plangere, Jr.
E. Donald Lass               Deborah J. Simon           John W. Waller, III

 [ ] For All Nominees listed above            [ ] Withhold authority to vote for
     (except as marked to the contrary below)     All Nominees listed above

- -------------------------------------------------------------------------------
         (To withhold your vote for any nominee or nominees, print the name(s) above.)

PROPOSAL 2: Approve Amendment to the Company's Articles of Incorporation.

             [ ] For              [ ] Against            [ ]Abstain

PROPOSAL 3: Approve Amendment to the Company's 1993 Stock Option Plan.

             [ ] For              [ ] Against            [ ]Abstain

PROPOSAL 4: Ratify Selection of Arthur Andersen LLP as Independent Public
            Accountants.

             [ ] For              [ ] Against            [ ]Abstain

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES NOMINATED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

        Please sign exactly as name appears below.



                                    DATED:_______________________________, 1996.

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Signature, if held jointly

                                    Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title and official capacity, giving the full title as such. A partnership should sign in the partnership name by a authorized person, stating such person's title and relationship to the partnership.

           PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.